Exhibit 99.1

[Logo] Ingersoll-Rand                           Ingersoll-Rand Company Limited
                                                Clarendon House
                                                2 Church Street
                                                Hamilton HM 11
                                                Bermuda
                                                www.irco.com


NEWS RELEASE

Contact: Wendy Bost (Media Contact)
         (201) 573-3382; Cell (917) 837-1614

         Joseph Fimbianti (Analyst Contact)
         (201) 573-3113
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                   Ingersoll-Rand to Sell its Dresser-Rand
                        Business Unit for $1.2 Billion

Hamilton, Bermuda, August 26, 2004--Ingersoll-Rand Company Limited (NYSE:IR) today announced that it has agreed to sell its Dresser-Rand business unit to a fund managed by First Reserve Corporation, a private-equity firm, for cash proceeds of approximately $1.2 billion. The sale, which is subject to government regulatory approvals and other customary closing conditions, is targeted to close in the fourth quarter of 2004.

          Dresser-Rand develops, sells and services large, highly engineered centrifugal and reciprocating compressors, steam and gas turbines, and control systems. Its energy conversion technologies are used for oil and natural-gas production; refining; chemical and petrochemical processing; natural-gas processing, storage and transportation; and industrial power and energy recovery. The business employs approximately 4,500 people and has manufacturing and service facilities worldwide.

          "The sale of Dresser-Rand is an important strategic move for our company," said Herbert L. Henkel, chairman, president and chief executive officer of Ingersoll-Rand. "While Dresser-Rand today is a strong business with a bright future, its market, product and industry focus does not fit strategically with our core business. This divestiture will enhance the focus on our remaining business segments--Climate Control, Industrial Solutions, Infrastructure, and Security and Safety. These four segments comprise the core business platform we will further build upon through organic growth and bolt-on acquisitions. We remain confident that our strategies to develop innovative solutions for our customers and continuously improve our operations will generate dramatic growth and greater returns for our shareholders.
                                                                        -more-

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          "Since Ingersoll-Rand acquired full ownership of Dresser-Rand in
February 2000, we have employed our operational excellence capabilities to improve its performance. As a result of these efforts, together with the valuable contributions and hard work of its dedicated employees, Dresser-Rand is now a global leader in the energy industry with a bright future."

          For the six months ended June 30, 2004, Dresser-Rand reported revenues of approximately $447 million and operating earnings of $25.2 million. In accordance with applicable accounting principles, the results of Dresser-Rand will be reclassified to discontinued operations for 2004 and preceding years.

          First Reserve Corporation is a private equity fund manager specializing in the energy industry, with over $4.7 billion under management.




          Ingersoll-Rand is a leading innovation and solutions provider for the major global markets of Climate Control, Industrial Solutions, Infrastructure, and Security and Safety. The company's diverse product portfolio encompasses such leading industrial and commercial brands as Schlage locks and security solutions; Thermo King transport temperature control equipment; Hussmann commercial and retail refrigeration equipment; Bobcat compact equipment; Club Car golf cars and utility vehicles; and Ingersoll-Rand industrial and construction equipment. In addition, IR offers products and services under many more premium brands for customers in industrial and commercial markets. Further information on IR can be found on the company's web site at www.irco.com.
          This news release includes "forward-looking statements" that involve risks and uncertainties. Political, economic, climatic, currency, tax, regulatory, technological, competitive and other factors could cause actual results to differ materially from those anticipated in the forward-looking statements. In addition, economic and regulatory conditions and other factors could affect the timing or completion of the transaction. Additional information regarding risk factors and uncertainties is detailed from time to time in the company's SEC filings, including but not limited to its report on Form 10-Q for the quarter ended June 30, 2004.

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